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EXHIBIT 5

OPINION OF DAVIS POLK & WARDWELL

October 9, 2006

IHS Inc.
15 Inverness Way East
Englewood, CO 80112

Ladies and Gentlemen:

        IHS Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-137671) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 8,400,000 shares of its Class A common stock, par value $0.01 per share (the "Shares"), which are being sold by the selling stockholder named in the Registration Statement (9,660,000 Shares if the underwriters exercise in full their option to purchase additional Shares), together with the rights (the "Rights") evidenced by the Company's common stock to the extent provided in the rights agreement (the "Rights Agreement") between the Company and Computershare Trust Company, Inc., as Rights Agent (the "Rights Agent"), as described in the Registration Statement.

        We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that:

          (i)    the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

          (ii)   assuming the Rights Agreement is a binding obligation of the Rights Agent, the Rights attributable to the Shares are validly issued.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Validity of Class A Common Stock" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Davis Polk & Wardwell

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OPINION OF DAVIS POLK & WARDWELL